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                                                                   EXHIBIT 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Prospectus forming a part of Amendment No. 1 to the Registration Statement on Form S-3 filed by First Busey Corporation and First Busey Capital Trust I of our report dated February 8, 2001, on our audit of the consolidated statements of financial position of First Busey Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000, included in the Annual Report to stockholders and incorporated by reference in the December 31, 2000 Form 10-K of First Busey Corporation and to the reference to our firm under the heading "Experts" in the Prospectus/Registration Statement.



                                             /s/ McGLADREY & PULLEN, LLP




McGLADREY & PULLEN, LLP
Champaign, Illinois
June 6, 2001